UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2014

DEMAND MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 394-6400

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01              Entry into a Material Definitive Agreement.

On August 1, 2014, Demand Media, Inc. (the “Company” or “Demand Media”) completed the separation of Rightside Group, Ltd. (“Rightside”), which operated the Company’s domain name services business, from the Company (the “Separation”). The Separation was completed via a tax-free dividend involving the distribution on August 1, 2014 (the “Distribution Date”) of all of the outstanding shares of Rightside common stock to holders of record of the Company’s common stock as of the close of business, New York City time, on July 25, 2014 (the “Record Date”).  On the Distribution Date, the Company distributed to Demand Media stockholders as of the Record Date one share of Rightside common stock for every five shares of Demand Media common stock held by such holders (the “Distribution”).  Following the Distribution, Demand Media effectuated a 1-for-5 reverse stock split (the “Reverse Stock Split”) of the outstanding and treasury shares of its common stock.

In connection with the Separation, the Company entered into a Separation and Distribution Agreement with Rightside, dated as of August 1, 2014 (the “Distribution Agreement”). In addition to the Distribution Agreement, the Company and Rightside entered into certain ancillary agreements, including a Transition Services Agreement (the “Transition Services Agreement”), an Employee Matters Agreement (the “Employee Matters Agreement”) and a Tax Matters Agreement (the “Tax Matters Agreement”), each dated as of August 1, 2014.

Prior to the Distribution Date, the Company also entered into an Intellectual Property Assignment and License Agreement with Rightside Operating Co., which was a wholly owned subsidiary of the Company at such time. In connection with the Separation, the Company contributed all of its equity interests in Rightside Operating Co. to Rightside, which was also a wholly owned subsidiary of the Company. As a result of the Distribution, Rightside and Rightside Operating Co. each ceased to be directly or indirectly wholly owned subsidiaries of the Company and, as of the Distribution Date, the Company deems the Intellectual Property Assignment and License Agreement to have become a material agreement of the Company.

Set forth below is a description of each of these agreements, forms of which were filed as exhibits to the Registration Statement on Form 10 (the “Registration Statement”) of Rightside previously filed with the Securities and Exchange Commission (the “SEC”).

Separation and Distribution Agreement

The Distribution Agreement sets forth the agreements between Demand Media and Rightside regarding the principal transactions necessary to separate Rightside from Demand Media. It also contains other agreements that govern certain aspects of Demand Media’s relationship with Rightside that will continue after the completion of the Separation. In general, neither Demand Media nor Rightside made any representations or warranties regarding the transactions contemplated by the Distribution Agreement or the respective businesses, assets, liabilities, condition or prospects of Demand Media or Rightside.  For purposes of the Distribution Agreement: (1) the “Rightside Entities” means Rightside and each of its subsidiaries as of or after the Distribution Date, and (2) the “Demand Media Entities” means Demand Media and each of its subsidiaries other than the Rightside Entities.

Distribution.    The Distribution Agreement governs the rights and obligations of the parties regarding the Distribution. On the Distribution Date, Demand Media distributed one share of Rightside common stock for every five shares of Demand Media common stock held by Demand Media stockholders as of the Record Date.

Removal of Guarantees and Releases from Liabilities.    The Distribution Agreement requires each party to use commercially reasonable efforts to remove any of the Demand Media Entities as guarantor of any of Rightside’s obligations and to remove any of the Rightside Entities as guarantor of any of Demand Media’s obligations, which has been completed. The Distribution Agreement also provides for the settlement or extinguishment of certain liabilities and other obligations between any of the Demand Media Entities and any of the Rightside Entities.

Release of Claims.    The Distribution Agreement provides for a full and complete release and discharge of all liabilities existing or arising from any acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur, or any conditions existing or alleged to have existed, at or before the effective time of the Distribution, between or among any of the Demand Media Entities and any of the Rightside Entities, except as expressly set forth in the Distribution Agreement.

Indemnification.    Demand Media and Rightside agreed to indemnify each other and each of our and their respective affiliates and representatives, and each of the heirs, executors, successors and assigns of such representatives, against (i) certain liabilities in connection with the Separation, (ii) all liabilities to the extent relating to or arising out of our or their respective business as conducted at any time, including certain specified litigation matters, (iii) any breach by such company of the Distribution Agreement, and (iv) with respect to information contained in the Registration Statement, any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that Demand Media agreed to indemnify Rightside solely with respect to information regarding any of the Demand Media Entities provided to Rightside by any of the Demand Media Entities for inclusion therein.

Exchange of Information.     Demand Media and Rightside agreed to provide each other with information relating to the other party or the conduct of its business prior to the Separation, and information reasonably necessary to prepare financial statements and any reports or filings to be made with any governmental authority. Demand Media and Rightside also agreed to retain such information in accordance with their respective record retention policies as in effect on the date of the Distribution Agreement and to afford each other access to former and current representatives as witnesses or records as reasonably required in connection with any relevant litigation.

Transition Services Agreement

Prior to the Separation, Demand Media and Rightside provided each other with certain support functions, including legal, information technology, financial systems, and human resources services. In addition, Demand Media provided Rightside with accounting and equity administration services, and Rightside provided Demand Media with tax services. Demand Media and Rightside have entered into the Transition Services Agreement, pursuant to which, in exchange for the fees specified in such agreement, Demand Media and Rightside will continue to provide these services on an interim basis, ranging from two to eighteen months following the Separation, to help ensure an orderly transition.

Under the Transition Services Agreement, Demand Media and Rightside will provide the services described above in a manner consistent with the manner provided prior to the Distribution Date, and Demand Media and Rightside will use such services for substantially the same purposes and in substantially the same manner as such services were used prior to the Distribution Date.

The charge for these interim services will be based on actual costs incurred, together with a percentage markup to cover administrative costs of providing the services.  We estimate that we will pay Rightside an aggregate annualized fee of approximately $1.2 million and that Rightside will pay us an aggregate annualized fee of approximately $0.6 million for the services provided under the Transition Services Agreement.

Pursuant to the Transition Services Agreement, each of Demand Media and Rightside have agreed to customary confidentiality agreements regarding any confidential information of the other party received in the course of performance of the services.

The Transition Services Agreement will generally terminate after a period of 18 months, but certain services are subject to an earlier specified termination date. Additionally, one or more of the services may be terminated earlier by the receiving party at the end of a designated month by the receiving party giving the providing party prior written notice of such termination, and one or more of the services may be provided for an extended term that is mutually agreed upon by both parties. Either party has the right to terminate the Transition Services Agreement in the event that the other party has (1) applied for or consented to the appointment of a receiver, trustee, or liquidator; (2) admitted in writing an inability to pay debts as they mature; (3) made a general assignment for the benefit of creditors; or (4) filed a voluntary petition, or have filed against it a petition, for an order of relief under the Federal Bankruptcy Code (as amended).

Employee Matters Agreement

The Employee Matters Agreement allocates liabilities and responsibilities between Demand Media and Rightside relating to employee compensation, employee agreements and benefit plans and programs, including the treatment of retirement and health plans, equity and other incentive plans and awards.  Generally, each of the Company and Rightside assumed or retained sponsorship of, and liabilities relating to, employee compensation and benefit plans and programs relating to its own employees and other service providers.

Key provisions of the Employee Matters Agreement include the following:

•                  Equity Award Adjustments.

•                  Stock Options.   On July 18, 2014, Demand Media accelerated each then-unvested Demand Media stock option, resulting in all Demand Media stock options being vested as of the Distribution Date. Immediately prior to the Distribution, each then-outstanding Demand Media stock option that had an exercise price greater than 120% of Demand Media’s common stock on the last trading day prior to the Distribution was adjusted by (i) reducing the per share exercise price of the Demand Media stock option to approximately 120% of the price of Demand Media’s common stock on the last trading day prior to the Distribution and (ii) making a corresponding reduction in the number of shares of common stock subject to the stock option, so that the value of the Demand Media option after this adjustment was approximately equal to the value before such adjustment (the “Demand Media Option Adjustment”). Following the Demand Media Option Adjustment, and immediately prior to the Distribution, each Demand Media stock option, other than options held by former service providers whose respective service relationships terminated with Demand Media or Rightside (as applicable) prior to the Distribution, was split into two options that included a Demand Media stock option and a Rightside stock option. The combined value of the resulting Demand Media and Rightside stock options following the Distribution approximately equaled the value of the underlying Demand Media stock option immediately prior to the Distribution. In addition, following the Demand Media Option Adjustment, and immediately prior to the Distribution, each Demand Media stock option held by a former service provider whose service relationship terminated with Demand Media or Rightside (as applicable) prior to the Distribution was adjusted such that the pre-Distribution value of the Demand Media stock option was approximately preserved.

•                  Restricted Stock Units.    Each Demand Media restricted stock unit (“RSU”) award that was (i) held by an individual who continued to be employed or engaged by Demand Media or its affiliates immediately following the Distribution and (ii) was granted by Demand Media prior to March 1, 2014, was split into two RSU awards that included a Demand Media RSU award and a Rightside RSU award. Following the Distribution, the combined value of the resulting Demand Media and Rightside RSU awards approximately equaled the value of the underlying Demand Media RSU award immediately prior to the Distribution. Each Demand Media RSU award that was (i) held by an individual who continued to be employed or engaged by Demand Media or its affiliates following the Distribution and (ii) was granted by Demand Media on or after March 1, 2014, was adjusted to cover a number of Demand Media shares such that the pre-Distribution value of the Demand Media RSU award was approximately preserved. Each Demand Media RSU award held by an individual who was employed or engaged by Rightside or its affiliates immediately following the Distribution was converted into a Rightside RSU award covering a number of Rightside shares such that the pre-Distribution value of the underlying Demand Media RSU award was approximately preserved.

•                  General Terms.    Post-Distribution equity awards resulting from adjustment of underlying Demand Media equity awards will generally be subject to substantially similar vesting, expiration and other terms and conditions as applied to the underlying Demand Media awards immediately prior to the Distribution.

•                  Cash Incentives and Benefits.  Prior to the Separation, Rightside employees participated in cash incentive, commission and similar cash plans or programs, as well as health, welfare and retirement benefit plans and programs, in each case, maintained by Demand Media. Prior to or in connection with the Separation, Rightside employees ceased to participate in these Demand Media arrangements, and Rightside has established programs that are substantially similar to the Demand Media programs for the benefit of its employees.

Tax Matters Agreement

The Tax Matters Agreement governs Demand Media’s and Rightside’s respective rights, responsibilities and obligations with respect to taxes, tax attributes, the preparation and filing of tax returns, the control of audits and other tax proceedings and assistance and cooperation in respect of tax matters. In general, Demand Media is responsible for the payment of all taxes, including consolidated U.S. federal income taxes of the Demand Media tax reporting group for which Rightside is severally liable, to the extent such taxes are not attributable to Rightside’s operations or the operations of its subsidiaries, and Rightside is responsible for the payment of all taxes attributable to its operations and the operations of its subsidiaries. Any taxes relating to or arising out of the failure of certain of the transactions described in the private letter ruling that Demand Media received from the Internal Revenue Service (“IRS”) and the opinion Demand Media received from Latham & Watkins LLP, as tax counsel (the “Tax Opinion”), to qualify as a tax-free transaction for U.S. federal income tax purposes will be borne one-half by Demand Media and one-half by Rightside, except, in general, if such failure is attributable to Demand Media’s action or Rightside’s action, as the case may be, or certain transactions involving the stock of Demand Media or the stock of Rightside, as the case may be, in which case the resulting liability will be borne in full by Demand Media or Rightside, respectively.

Demand Media’s obligations under the Tax Matters Agreement are not limited in amount or subject to any cap. Further, even if Demand Media is not responsible for tax liabilities of Rightside and its subsidiaries under the Tax Matters Agreement, Demand Media nonetheless could be liable under applicable tax law for such liabilities to the applicable taxing authority for such taxes. If Demand Media is required to pay any liabilities under the circumstances set forth in the Tax Matters Agreement or pursuant to applicable tax law, the amounts may be significant.

The Tax Matters Agreement also requires Demand Media and Rightside to comply with the representations made in the private letter ruling or in materials submitted to the IRS in connection with the private letter ruling or to legal counsel in connection with the Tax Opinion, and contains restrictions on the ability of Demand Media and Rightside (and the ability of any member of Demand Media’s group and Rightside’s group) to take actions that could cause the Separation to fail to qualify as a tax-free reorganization for U.S. federal income tax purposes, including restrictions on entering into any transaction or series of transactions as a result of which any person or group of persons would acquire or have the right to acquire from Demand Media or Rightside, as applicable, or holders of the stock of Demand Media or Rightside, amounts of Demand Media or Rightside stock greater than certain threshold amounts, or issuing the stock of Demand Media or Rightside in an offering in amounts greater than certain threshold amounts. Certain of these restrictions will apply for the two-year period after the Distribution, unless the applicable party obtains a private letter ruling from the IRS or an unqualified opinion of a nationally recognized law firm that such action will not cause the Distribution or certain related transactions to fail to qualify as tax-free transactions for U.S. federal income tax purposes. Notwithstanding receipt of such ruling or opinion, in the event that such action causes the Distribution or certain related transactions to fail to qualify as a tax-free transaction for U.S. federal income tax purposes, Demand Media could be responsible for taxes arising therefrom.

Intellectual Property Assignment and License Agreement

Under the terms of the Intellectual Property Assignment and License Agreement, Demand Media assigned rights in certain patents and proprietary software used only in the domain name services business to Rightside Operating Co.  Under the terms of this agreement, Demand Media also granted Rightside Operating Co. a license to use a smaller portfolio of patents and other proprietary software on a world-wide royalty-free basis, for use solely in connection with the operation of its domain name services business.

The descriptions of the Distribution Agreement, the Transition Services Agreement, the Employee Matters Agreement, the Tax Matters Agreement and the Intellectual Property Assignment and License Agreement are qualified in their entirety by reference to the complete terms and conditions of such agreements filed as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4 hereto, respectively, and incorporated by reference into this Item 1.01.

Item 2.01            Completion of Acquisition or Disposition of Assets.

As described in Item 1.01, the Separation and Distribution were completed on August 1, 2014 pursuant to the Distribution Agreement. Following the Distribution, Rightside became an independent public company trading under the symbol “NAME” on the NASDAQ Global Select Market. On August 4, 2014, the Company issued a press release announcing the completion of the Separation and the Distribution. A copy of the press release was attached as Exhibit 99.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (“SEC”) on August 4, 2014.

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Separation, Taryn Naidu resigned as the Executive Vice President, Domain Services of the Company, effective August 1, 2014.  Pursuant to the terms of Mr. Naidu’s employment agreement with Rightside, his employment agreement with Demand Media terminated as of the Distribution Date and Mr. Naidu is no longer an executive officer of Demand Media or any of its subsidiaries.

Item 5.03              Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

To effect the Reverse Stock Split, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware.  The Certificate of Amendment was approved by the Company’s stockholders in June 2014 and became effective immediately following the Distribution on August 1, 2014.  A copy of the Certificate of Amendment as filed with the Secretary of State of the State of Delaware is filed as Exhibit 3.1 hereto and is incorporated by reference into this Item 5.03.

Item 9.01             Financial Statements and Exhibits.

(b)  Pro Forma Financial Information

Certain unaudited pro forma financial information of the Company giving effect to the Separation is filed as Exhibit 99.1 hereto and incorporated herein by reference. The unaudited pro forma condensed consolidated statements of operation for the three months ended March 31, 2014 and the years ended December 31, 2013, 2012 and 2011 have been prepared giving effect to the Separation as if the Separation had taken place on January 1, 2011. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2014 gives effect to the Separation as if the Separation had occurred effective March 31, 2014.

(d)  Exhibits

2.1	Separation and Distribution Agreement between Demand Media, Inc. and Rightside Group, Ltd., dated as of August 1, 2014.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Demand Media, Inc, effective August 1, 2014, as filed with the Secretary of State of the State of Delaware.

10.1	Transition Services Agreement between Demand Media, Inc. and Rightside Group, Ltd., dated as of August 1, 2014.

10.2	Employee Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd., dated as of August 1, 2014.

10.3	Tax Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd., dated as of August 1, 2014.

10.4	Intellectual Property Assignment and License Agreement between Demand Media, Inc. and Rightside Operating Co., dated as of July 30, 2014.

99.1	Unaudited pro forma financial information of Demand Media, Inc. giving effect to the Separation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 7, 2014	DEMAND MEDIA, INC.

	By:	/s/ Mel Tang
Mel Tang
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

2.1	Separation and Distribution Agreement between Demand Media, Inc. and Rightside Group, Ltd., dated as of August 1, 2014.

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Demand Media, Inc, effective August 1, 2014, as filed with the Secretary of State of the State of Delaware.

10.1	Transition Services Agreement between Demand Media, Inc. and Rightside Group, Ltd., dated as of August 1, 2014.

10.2	Employee Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd., dated as of August 1, 2014.

10.3	Tax Matters Agreement between Demand Media, Inc. and Rightside Group, Ltd., dated as of August 1, 2014.

10.4	Intellectual Property Assignment and License Agreement between Demand Media, Inc. and Rightside Operating Co., dated as of July 30, 2014.

99.1	Unaudited pro forma financial information of Demand Media, Inc. giving effect to the Separation.